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                                                                   Exhibit 10.20
               INTRODUCING AUTOMATIC DIVIDEND REINVESTMENT PLUS...

                               TO SHAREHOLDERS OF
                           MERIDIAN DIAGNOSTICS, INC.

         As a shareholder, you qualify for special purchases of additional stock of the Company through a service offered by Fifth Third Bank called the SHAREHOLDER INVESTMENT PLAN.

THE PLAN CONSISTS OF TWO PARTS:

         1.       AUTOMATIC DIVIDEND REINVESTMENT

                  Automatic Dividend Reinvestment is a convenient way for you to have your quarterly cash dividends automatically reinvested for you into additional shares of the Company's stock.

                  PLUS . . .

         2.       VOLUNTARY CASH INVESTMENT

                  Voluntary Cash Investment is an opportunity for you to make cash investments at any time of as little as $25 but not more than $1,000 per month to purchase additional shares of the Company's stock.

         You may elect to participate in either one of these two options or in both. No matter which you select, the Plan provides you with a savings in brokerage commissions. Fifth Third Bank will combine your dividends or monthly cash investments with those of other participating shareholders and will make a single bulk purchase of the stock each month. The reduction in commission costs on this purchase will be passed on to all participants.

         The Shareholder Investment Plan offers you the opportunity to:

         -         put dividend income to work immediately

         - put every dollar and penny to work promptly in full and fractional shares

         -         realize the long-range benefit of dollar-cost averaging

         -         make inexpensive regular investments of modest sums of money

         -         reduce your brokerage commission costs

         -         invest, simply and safely, by mail through Fifth Third Bank.


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QUESTIONS & ANSWERS ABOUT THE SHAREHOLDER INVESTMENT PLAN

HOW DOES IT WORK?

         Fifth Third Bank will act as agent for all participants. The Bank will accumulate all investment monies until a bulk purchase of stock is made. After the purchase (at least once each month), the Bank will credit your account with your proportionate number of full and fractional shares.

WHAT IS A BULK PURCHASE AND HOW DOES IT BENEFIT ME?

         A bulk purchase is when the Bank purchases stock for participants in a single transaction. Because purchases for participants in the Plan are consolidated, brokerage costs are likely to be lower than would be the case if participants made individual purchases.

WHAT ELSE DOES THE BANK DO?

         Beyond buying your shares in a bulk purchase, the Bank holds your stock certificates in safekeeping until you terminate your participation in the Plan. This protects you against loss, theft or accidental destruction of your certificates. The Bank also sends you a confirmation of each transaction with a detailed statement of your account, including the number of full and fractional shares that you own to four decimal places.

DO I RETAIN ALL SHAREHOLDER RIGHTS ON SHARES PURCHASED FOR ME BY YOUR PLAN?

         Yes, you receive stock splits and stock dividends. Rights offerings will be sold and the net proceeds used to buy more shares for you. For proxy purposes, full shares acquired under this Plan may be voted by you.

IS THERE A MINIMUM NUMBER OF INVESTMENTS I MUST MAKE IN ANY TWELVE-MONTH PERIOD?

         You must make at least four investments a year by automatically reinvesting your dividends or making voluntary cash investments. Otherwise you will be notified in writing that the Plan will be terminated if an investment is not made within 30 days. If you do not make such an investment, you will be sent a certificate for your full shares and a check for your fractional share interest and your account will be closed.

IS THERE A FEE FOR THE SERVICE?



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         Yes, you pay a nominal service fee for the Bank's costs related to record-keeping, handling, postage and custody. The fee is:

         -        5% per automatic dividend reinvestment (minimum $1, maximum
                  $3)

         - $3 per transaction for Voluntary Cash Investments that you may make at any time.

WHAT DOES THE BANK DO WITH CASH DIVIDENDS PAID ON SHARES IT HAS PURCHASED FOR MY ACCOUNT?

         Cash dividends on shares acquired through the Plan are automatically used to purchase more full and fractional shares for your account at no charge to you other than your pro-rata share of brokerage commissions.

CAN I DISCONTINUE THE PLAN AT ANY TIME?

         Yes, simply write the Bank requesting that your account be closed. You will promptly receive a certificate for your full shares and a check for the net proceeds of the sale of your fractional share interest. Or, at your option, the Bank will sell both your full and fractional share interest. There is no service charge or penalty for terminating your account except for brokerage costs.

HOW DO I PARTICIPATE?

         Simply sign the enclosed Authorization form.

         CHECK BOX A if you wish BOTH Automatic Dividend Reinvestment and Voluntary Cash Investment.

         CHECK BOX B if you wish ONLY to make Voluntary Cash Investments.

         Please mail the authorization from in the pre-addressed envelope enclosed for your convenience. ANY CASH INVESTMENT THAT YOU WISH TO MAKE NOW (MINIMUM $25; MAXIMUM $1,000) MAY BE MADE BY CHECK OR MONEY ORDER, PAYABLE TO FIFTH THIRD BANK.

         Please mail authorization form, checks or any inquiries to:



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         Fifth Third Bank
         Shareholder Investment Plan
         P.O. Box 478
         Cincinnati, Ohio  45273-9611
         (513)579-6248


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TERMS AND CONDITIONS OF PARTICIPATION IN THE SHAREHOLDER
INVESTMENT PLAN

1.       FREQUENCY, MANNER AND EFFECT OF INVESTMENTS BY A PARTICIPANT

         A Participant may elect: (a) to invest all cash dividends on the Participant's stock in the Company; (b) to make monthly or other periodic voluntary cash investments of not less than $25 and not more than $1,000; or (c) a combination of both. Each investment of cash dividends shall be made by the Bank as soon as practical after the payment of the dividend. Each voluntary cash investment by a Participant shall be made by check to the order of The Fifth Third Bank mailed to the Bank with the account identification stub furnished by the Bank for that purpose. A Participant who has elected both to invest cash dividends and make voluntary cash investments may discontinue making such voluntary cash investments at any time. If a Participant does discontinue his voluntary cash investments, the Bank will continue to reinvest all cash dividends received by it on behalf of the Participant until the account is terminated as provided in Item 10 below.

2.       FREQUENCY AND MANNER OF PURCHASES OF STOCK BY THE BANK

         As agent for the Participant, the Bank will apply all funds received by it from or on behalf of the Participant (after deducting the charges for services referred to in Item 11 hereof) to the purchase of shares of stock of the Company for the account of the Participant. Funds received by the Bank representing voluntary cash investments of Participants will be accumulated by the Bank and applied by the Bank to a bulk purchase of stock of the Company at least once each calendar month. Funds representing cash dividends or the proceeds of sale of rights received by the Bank on behalf of Participants will be applied to a bulk purchase of stock of the Company as soon as practicable after such funds are received by the Bank. The Bank may make such purchases on any securities exchange where such stock is traded, in the over-the-counter market, or in negotiated transactions and on such terms as to price, delivery and otherwise as the Bank in its sole discretion may determine. In making purchases for a Participant's account, the Bank will combine the Participant's funds with those of other Participants. It is understood that government regulations may require the temporary curtailment or suspension of purchases of shares under the Plan, and the Bank shall not be accountable for its inability to make purchases at such times.

3.       PRICE TO PARTICIPANT

         The price at which the Bank shall be deemed to have acquired shares for the Participant's account shall be the average price (including brokerage commissions) of all shares purchased by the Bank for Participants with respect to each bulk purchase effected by the Bank in accordance with Item 2 above.



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4.       CUSTODY OF STOCK AND ISSUANCE OF STOCK CERTIFICATES

         The Bank will segregate and hold certificates for shares of stock of all Participants in the name of its nominee. No stock certificates will be issued to a Participant unless the Participant requests such certificates in writing or terminates the account as hereinafter provided. No certificates for fractional shares will be issued; however, fractional shares purchased for the account of the Participant and dividends and distributions on such fractional shares will be credited to the Participant's account.

5.       STATEMENTS TO PARTICIPANTS

         Each Participant will receive a statement as soon as practicable after every transaction affecting his account indicating (a) net dollars invested and price per share; (b) the number of full and fractional shares just purchased;
(c) total full and fractional shares held in his account; and (d) a history for the year-to-date of all transactions affecting the Participant's account.

6.       STOCK DIVIDENDS AND STOCK SPLITS

         Any shares representing stock dividends or stock splits distributed by the Company on shares of stock held by the Bank for the Participant's account will be credited to the account of the Participant.

7.       RIGHTS TO PURCHASE SHARES OR OTHER SECURITIES

         If the Company should make available to its shareholders rights to purchase additional shares or other securities, the Bank will sell such rights accruing to the shares held by the Bank for the Participant's account and will apply the net proceeds of such sale to the purchase of stock in accordance with
Item 2 above.

8.       VOTING OF SHARES HELD BY BANK

         In connection with any matters to be voted upon by shareholders, the Bank will vote any full shares that it holds for you, as a Participant, in accordance with the proxy returned to you.

9.       OTHER INFORMATION TO BE FURNISHED TO PARTICIPANTS

         It is understood that the automatic reinvestment of dividends under this Plan does not relieve the Participant of any income tax which may be payable on such dividends. Annually, the Bank will provide the Participant with information for tax purposes with respect to the dividends on the shares held by the Bank for the Participant's account. As soon as practicable after the date of distribution


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of any stock dividend or shares resulting from a stock split, the Bank will furnish the Participant with a statement reflecting such transaction.

10.      TERMINATION

         A Participant may terminate the account at any time by adequate notice in writing to the Bank and the Bank may terminate the Plan upon notice in writing mailed to each Participant.

         The Bank may terminate the account of a Participant who has elected to make only voluntary cash investments and who does not make at least four such investments during any twelve-month period, if the Participant does not make an investment within 30 days after written notice from the Bank.

         In the event of termination by either the Bank or the Participant, the Bank will send the Participant certificates for the full shares in the account or if the Participant elects, will sell such shares and remit the proceeds less brokerage commissions and any applicable taxes. With respect to any fractional share interest, the Bank will pay cash determined in the same manner as provided above with respect to sale of full shares.

11.      SERVICE CHARGE PAYABLE BY PARTICIPANT

         The charges for the services of the Bank rendered to a Participant hereunder shall be $3 for each voluntary cash investment and 5% per automatic dividend reinvestment (minimum $1, maximum $3). Cash dividends on shares held by the Bank for your account are automatically reinvested in additional shares at no charge. No change will be made in the Bank's service charge without at least 30 days prior written notice to each Participant.

12.      RESPONSIBILITIES OF THE BANK

         The Bank shall not be liable for any acts done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the Participant's account on the death of such Participant prior to receipt of written notice by the Bank of such death; (b) with respect to the price or prices at which shares are purchased or sold for the Participant's account; (c) concerning the times the purchases or sales are made; and (d) the value of the shares acquired for the Participant's account.

                                FIFTH THIRD BANK
                           SHAREHOLDER INVESTMENT PLAN
                                  P.O. BOX 478
                           CINCINNATI, OHIO 45273-9611